SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2012

HASCO MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-58326	65-0924471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1416 West I-65 Service Road S., Mobile, AL  36693

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (251) 633-4133

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2012, Mr. James C. Thomas, Chief Financial Officer of Hasco, Inc. resigned his position as an executive officer of the company. Mr. Thomas was working with the company on a part time basis. The Board of Directors appointed Ms. Robyn Priest, age 61 as Chief Financial Officer on a full-time basis, to fill the vacancy resulting from Mr. Thomas’ resignation. There were no disagreements between the company and Mr. Thomas on any matter.

Prior to joining Hasco Medical, Ms. Priest served as Senior Vice President-Finance and Chief Financial Officer of eTelcharge, Inc. She also served as Vice President, Controller and Chief Accounting Officer of CompUSA. She provided executive financial consultation in the retail sector and was a Principle with Arthur Young & Company.

Ms. Priest holds a BA in Accounting from the University of South Florida. She is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASCO MEDICAL, INC.

Date: February 3, 2012	By:	/s/ Hal Compton, Jr.
Hal Compton, Jr.
Chief Executive Officer and President